Exhibit 10.1

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of September 27, 2012, by and among Laurence S. Geller (the “Executive”) and Strategic Hotels & Resorts, Inc. (the “Company”).

WITNESSETH THAT:

WHEREAS, the Executive and the Company are parties to that certain Employment Agreement, dated as of August 27, 2009 (the “Employment Agreement”); and

WHEREAS, the parties desire to make an amendment to the Employment Agreement;

NOW, THEREFORE, the Executive and the Company hereto agree that the Employment Agreement shall be amended as follows:

1.  Performance of Services.    The fourth and fifth sentences of Section 1(a) are deleted in their entirety and the following sentences are substituted therefor:

The “Agreement Term” shall be the period beginning on the Effective Date and ending on January 31, 2013. Thereafter, the Agreement Term will be automatically extended until the subsequent December 31st, unless either the Company or the Executive shall give the other party notice of the intention to not extend the Agreement by January 31, 2013 if extension beyond January 31, 2013 is not intended or by October 1st of 2013 or any applicable succeeding year if extension beyond such calendar year is not intended, except that upon a Change in Control (as defined in paragraph 4(d)) the remaining Agreement Term shall be 24 months from the date the Change in Control occurred.

2.  Salary and Bonus.    Section 2(a)(ii) is deleted in its entirety and the following is substituted therefor:

For fiscal year 2009 and each subsequent fiscal year of the Company during the Agreement Term (however, only for fiscal years through fiscal year 2012 if a notice of the intention to not extend the Agreement is given by either the Company or Executive by January 31, 2013), the Executive shall be eligible to receive an annual cash performance-based bonus (the “Bonus”) from the Company, with a target bonus opportunity of 100% of Salary (“Target Bonus”), a threshold bonus opportunity of 66- 2/3% of Salary (“Threshold Bonus”), and a maximum bonus opportunity of 200% of Salary (“Maximum Bonus”). For each fiscal year during the Agreement Term (however, only for fiscal years through fiscal year 2012 if a notice of the intention to not extend the Agreement is given by either the Company or Executive by January 31, 2013), the Executive shall have the opportunity to earn a bonus determined by the Committee which will make such a determination based on the applicable parameters as set forth in Schedule I. The Bonus shall be paid in cash between January 1 and March 15th of the fiscal year following the fiscal year to which the Bonus relates. For purposes of clarification, “Target Bonus” shall have the meaning defined in this paragraph including after December 31, 2012.

3.  Stock-Based Compensation.    The third sentence of Section 2(e)(ii) is deleted in its entirety and the following sentence is substituted therefor:

In addition, during the first quarter of each fiscal year during the Agreement Term (however, not including the first quarter of fiscal year 2013 if a notice of the intention to not extend the Agreement is given by either the Company or Executive by January 31, 2013), the Company shall grant to Executive restricted stock units with respect to a number of shares of Common Stock of the Company equal to the lower of (i) 120% of Executive’s Salary divided by the closing price of a share of Common Stock on the date of grant of the restricted stock unit or (ii) 125,000 (with such number adjusted in accordance with Section 14.1 of the Incentive Plan).

4.  Unless expressly amended by this Amendment, all other provisions of the Employment Agreement shall remain in legal force and effect.

5.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date first above stated.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/: Paula C. Maggio

Its:	Senior Vice President, Secretary & General Counsel

LAURENCE S. GELLER

/s/: Laurence S. Geller